SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 11, 1997

                       BIO FLUORESCENT TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)

     0-19693                                               87-0485320
(Commission File Number)                      (IRS Employer Identification No.)


7373 N. SCOTTSDALE ROAD, SUITE D-222
SCOTTSDALE, ARIZONA                                               85253
(Address of Principal Executive Offices)                       (ZIP Code)

       Registrant's telephone number, including area code (602) 596-0269

                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.           OTHER EVENTS

     Bio Fluorescent Technologies, Inc., a Nevada corporation ("BFTI"), entered into an Assets Acquisition Agreement dated February 11, 1997, ("Agreement") with Immune Network Research, Ltd., a Canadian corporation ("INR"), of Vancouver, B.C., Canada whereby BFTI has agreed to acquire all of the assets of INR and concurrently, to contract the services of certain members of INR's scientific and management team. As consideration, BFTI has agreed to issue approximately 9,000,000 of its common shares and to assume obligations under certain license agreements and contracts relating to the assets to be acquired. BFTI has also agreed to grant stock options (for up to 717,000 shares of common stock) as partial consideration to retain services of INR management.

     INR is engaged in the research and development of immunological products for the diagnosis, prevention and treatment of AIDS and other human immune system disorders.

     A number of major conditions need to be satisfied by the parties to the Agreement in order to close, such as financing, due diligence reviews, regulatory and shareholder approvals and employment and/or service contracts. While BFTI believes that the conditions contingent to closing of the Agreement will be satisfied within approximately 60 - 90 days, there is no assurance that this transaction will in fact close.

     Upon the closing of the acquisition, BFTI will file a Form 8-K disclosing the closing of the acquisition of the assets and the appropriate financial information concerning the assets acquired.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Bio Fluorescent Technologies, Inc.



Date: February 26, 1997                      /s/
                                           -------------------------------------
                                             Jan J. Olivier, President